Exhibit 99.1

GlobalSCAPE, Inc. Joins the NetApp Alliance Partner Program
Customers Gain More Control Over Their Data through Globalscape and NetApp Collaboration

SAN ANTONIO – August 24, 2017 – GlobalSCAPE, Inc. (NYSE American: GSB), a worldwide leader in the secure movement and integration of data, today announced its membership in the NetApp Alliance Partner Program. As a part of the NetApp Alliance Partner Program, Globalscape is collaborating with NetApp to help provide the ability to manage, protect, store and replicate data seamlessly and efficiently across an IT environment.
Globalscape’s Enhanced File TransferTM (EFTTM) paired with NetApp’s technologies provide a powerful managed file transfer platform with reliable, resilient local storage. In addition, NetApp’s solutions offer a robust network for application integration processes and disaster recovery infrastructure, making it easier for EFT users to connect to or recover files. Hundreds of Globalscape’s customers already use NetApp technology with their EFT deployments.
By formally joining the NetApp Alliance Partner Program, Globalscape will be taking advantage of technical certifications and trainings, as well as user events or other marketing activities to better assist its customers that implement both companies’ technologies.
EFT is an industry-leading managed file transfer platform that provides organizations with more transparency, visibility, security and control over their data, both at rest and in motion. The platform also allows businesses to have more granular control over their data with robust workflow and automation functionality, while providing an easy-to-use interface for non-technical users who need to share files from anywhere, at any time.
Supporting Quote:
Peter Merkulov, Vice President of Product Strategy and Technology Alliances at Globalscape
“Data management is a critical component of any organization. Ensuring that solutions work well together can elevate an IT environment and enhance operational efficiencies across a business. While a number of our customers have used EFT and NetApp storage solutions together for years, by joining the NetApp Alliance Partner Program, we formalize our collaboration with the company. NetApp and Globalscape both focus on creating solutions to protect and manage data – and this alliance will ensure we work together in our efforts to better serve our customers and their data needs.”

For more information on Globalscape’s Technology Alliances, please visit: https://www.globalscape.com/company/certifications or http://solutionconnection.netapp.com/globalscape-inc.

About the NetApp Alliance Partner Program
NetApp Alliance Partner Program provides qualified infrastructure and application providers with access to NetApp solutions, software development kits, technical support, training, certification, product information, and marketing and sales assistance. Customers benefit by having access to best-of-breed partner solutions that have been tested to work with NetApp storage. Additional information on the NetApp Alliance Partner Program is available at http://www.netapp.com/alliances

About Globalscape
GlobalSCAPE, Inc. (NYSE American: GSB) is a worldwide leader in the secure movement and integration of data. Through Globalscape’s powerful yet intuitive technology, organizations can accelerate their digital transformation and maximize their potential by unleashing the power of data. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: +1 (210) 308-8267
Email: PR@globalscape.com

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